UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2011

CytoDyn Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-49908	75-3056237
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Crenshaw Lake Road, Lutz, Florida 33548

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 527-6969

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed by CytoDyn Inc. (the “Company”) in its Form 8-K filed on July 18, 2011, the board of directors (the “Board”) of the Company accepted the resignation of Allen D. Allen from the Board, effective July 14, 2011. On December 15, 2011, in order to fill this vacancy in accordance with Article III, Section 3 of the Company’s bylaws, the Board unanimously elected Anthony D. Caracciolo to serve as a member of the Board, effective immediately.

Mr. Caracciolo was formerly employed at Gilead Sciences, Inc. (“Gilead”), a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need, from 1997 until retiring in October of 2010. During his tenure, Mr. Caracciolo served as Senior Vice President, Manufacturing and Operations and was a senior member of Gilead’s executive committee, which was responsible for the strategic and operational direction of Gilead.

As a result of his appointment to the Board, Mr. Caracciolo will receive the same compensation that all other non-employee members of the Board receive (prorated for the period of his service as a Board member), which is currently: (i) $20,000 in annual compensation, with fifty percent of such compensation consisting of cash ($10,000) and fifty percent consisting of non-qualified stock options, (ii) between $250 to $1,000 for every Board meeting attended, depending on the length of the meeting, (iii) $2,500 for in-person attendance at the Company’s annual meeting, and (iv) annual grants of 25,000 non-qualified stock options to vest over 12 months in quarterly installments from the anniversary date of the grant, subject to the Company’s performance.

Mr. Caracciolo has not previously held any positions with the Company. Other than the compensation from the registrant set forth in the preceding paragraph, no arrangement or understanding exists between Mr. Caracciolo and any other persons, pursuant to which Mr. Caracciolo was elected as a director. In addition, no related party transactions involving Mr. Caracciolo that are reportable under Item 404(a) of Regulation S-K exist.

Item 7.01 Regulation FD Disclosure.

On December 20, 2011, the Company issued a press release announcing the appointment of Anthony D. Caracciolo to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 20, 2011	By:	/s/ Kenneth J. Van Ness
Kenneth J. Van Ness
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 20, 2011.